UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
-------------------------

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 11, 2006
(Date of earliest event reported)

vFINANCE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11454-03	58-1974423
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3010 North Military Trail
Suite 300
Boca Raton, Florida 33431
(Address of Principal Executive Offices)

(561) 981-1000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Asset Purchase Transaction

As earlier reported, on January 10, 2006, vFinance, Inc.’s (the "Company") wholly-owned subsidiary, vFinance Investments, Inc. ("vFinance Investments"), entered into an asset purchase agreement to acquire certain assets of Sterling Financial Investment Group, Inc. (“SFIG”) and Sterling Financial Group of Companies, Inc. (“SFGC” and together with SFIG, “Sterling Financial”). These transactions were subject to the approval of the National Association of Securities Dealers, Inc., which was received on April 28, 2006. These transactions were completed on May 11, 2006, after the parties entered into amendments to the certain of the operative documents.

The Company, vFinance Investments and Sterling Financial entered into an amendment to asset purchase agreement and a second amendment to asset purchase agreement on May 11, 2006. Such amendments provide that SFIG retain the $500,000 on deposit and such deposit be treated as an excluded asset. Consequently, the final consideration that the Company was required to deliver to SFGC was reduced to 13 million shares of the Company’s common stock (“Common Stock”), and the purchase price adjustment was deleted in its entirety. Further, the amendment extended the date by which either Sterling Financial or vFinance Investments could terminate the asset purchase agreement to May 15, 2006.

Pursuant to the asset purchase agreement, as amended, the assets acquired from Sterling Financial include Sterling Financial’s businesses as a going concern, certain intellectual property, client accounts and revenues, computer equipment, and certain real property leases (“Acquired Assets”). vFinance Investments did not assume any liabilities of Sterling Financial except an office lease and select office services contracts directly related to the operation of the business that arise and are to be paid, performed or discharged from and after the closing of the transactions. One of the principals of Sterling Financial, Charles Garcia, entered into an employment agreement with vFinance Investments that provides for an annual base salary of $262,000 and certain performance bonuses and options to be granted in the sole discretion of vFinance Investments.

In accordance with the terms of an escrow agreement entered into on May 11, 2006, vFinance Investments placed 13 million shares of Common Stock in escrow until (i) Sterling Financial has paid all commissions due to traders and retail brokers of SFIG for the month of April 2006 and due to foreign contractors of SFIG; (ii) Sterling Financial has paid to vFinance Investments a good faith estimate of the net profit owed under the management agreement; and (iii) one of Sterling Financial’s brokers has executed an agreement with vFinance Investments. Such shares represent the full purchase price for the Acquired Assets. If Sterling Financial’s obligations in the escrow agreement are not satisfied by May 31, 2006, the transaction with Sterling Financial will be rescinded and the 13 million shares of Common Stock will be canceled. The Company has granted SFGC certain registration rights with respect to the shares.

Also as earlier reported, the Company granted SFGC certain registration rights with respect to the shares. On May 11, 2006, the Company and SFGC entered into an amendment to registration rights agreement, which extended the date by which the Company would have to file a registration statement with the United States Securities and Exchange Commission to six months after the closing of the transaction with Sterling Financial.

As earlier reported, the Company and vFinance Investments entered into a standstill agreement with each of SFGC, SFIG, Charles Garcia and Alexis Korybut to provide restrictions on certain actions for a defined time period.

As earlier reported, the Company and vFinance Investments entered into a voting and lockup agreement with each of SFIG, SFGC, Charles Garcia, Leonard Sokolow and Timothy Mahoney, pursuant to which Leonard Sokolow and Timothy Mahoney agreed to vote for Charles Garcia to serve as a director of the Company. The voting and lockup agreement also prohibits the sale, transfer, disposition or distribution distributed to any person (including, without limitation, SFGC’s stockholders) by SFGC of the shares issued, in full or in part, for the 12-month period following the Closing Date. On May 11, 2006, the parties entered into an amendment to voting and lockup agreement, which provides that the Company or vFinance Investments, and Leonard Sokolow and Timothy Mahoney will vote for a designee named by Charles Garcia to serve as a director of the Company.

As reported earlier, vFinance Investments and Sterling Financial also entered into a management agreement, pursuant to which certain designated principals of vFinance Investments provided risk management of, and operational and back office support for, the branch offices of SFIG from January 10, 2005 until the Closing Date. In addition, such principals assisted SFIG with the supervision of SFIG’s registered representatives in accordance with applicable rules and regulations. On May 11, 2006, vFinance Investments and Sterling Financial entered into an amendment to the management agreement to extend the date by which either vFinance Investments or Sterling Financial could terminate the management agreement to May 15, 2006.

The preceding summary of the agreements relating to the transaction is qualified in its entirety by reference to each of the agreements attached hereto as Exhibits 2.1, 2.2, 2.3, 4.1, 4.2, 10.1 10.2, 10.3, 10.4, 10.5 and 10.6, which are incorporated herein by reference.

Employment Agreement

As reported in the Company’s Form 10-K for the year ended December 31, 2005, on November 16, 2004, the Company entered into an employment agreement (“Initial Employment Agreement”) with Leonard J. Sokolow, the Company's Chief Executive Officer and President. The Initial Employment Agreement had a term of three years and was to be automatically extended for a one year period on each anniversary date thereafter unless the Company provided a non-renewal notice thirty (30) days prior to an anniversary date as directed by a majority vote of the board of directors. Under the terms of the Initial Employment Agreement, Mr. Sokolow was to receive (i) an initial base salary of $257,000 per annum subject to an annual 5% increase beginning January 1, 2005; (ii) discretionary bonuses and/or interim cash bonuses and/or other bonuses when and in such amounts as may be determined by the Company's board of directors based on Mr. Sokolow’s performance, the Company's performance and/or other factors; provided that the Board shall meet at least annually to review Mr. Sokolow’s bonus entitlements; and (iii) incentive compensation paid quarterly no later than the 45th day following the end of quarter primarily based on performance of the Company and its respective subsidiaries. The Initial Employment Agreement also contains provisions related to change of control.

On May 12, 2006, the Company entered into an Employment Agreement Amendment No. 1 (“Amendment”) with Mr. Sokolow, which modified the Initial Employment Agreement. Under the Amendment, Mr. Sokolow’s base salary has been increased to $343,511 per annum subject to an annual 5% increase beginning January 1, 2007.

Except for the terms noted herein, the Initial Employment Agreement has not been modified in any other material respect by the Amendment.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained or incorporated by reference in Item 1.01 of this Current Report is incorporated by reference in this Item 2.01.

Item 3.02. Unregistered Sales of Equity Securities.

Under the terms of the asset purchase agreement, as amended, the Company has placed 13 million shares of Common Stock in escrow, which will be delivered to SFGC in exchange for the Acquired Assets when Stelring Financial satisfies the conditions in the escrow agreement with the Company and vFinance Investments. Such securities will be issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Financial statements of business acquired to be provided by amendment.

(b) Pro forma financial information.

Pro forma financial information to be provided by amendment.

(c) Exhibits.

2.1*	Asset Purchase Agreement, dated January 10, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

2.2
Amendment to Asset Purchase Agreement, dated May 11, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

2.3
Second Amendment to Asset Purchase Agreement, dated May 11, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

4.1*	Registration Rights Agreement, dated January 10, 2006, by and among vFinance, Inc., and Sterling Financial Group of Companies, Inc.

4.2	Amendment to Registration Rights Agreement, dated May 11, 2006, by and among vFinance, Inc., and Sterling Financial Group of Companies, Inc.

10.1*
Standstill Agreement, dated January 10, 2006, by and among vFinance, Inc. and each of Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia and Alexis Korybut.

10.2*
Voting and Lockup Agreement, dated January 10, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.3
Amendment to Voting and Lockup Agreement, dated May 11, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.4*	Management Agreement, dated January 10, 2006, by and among vFinance Investments, Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

10.5	Amendment to Management Agreement, dated May 11, 2006, by and among vFinance Investments, Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

10.6
Stock Escrow Agreement dated Mat 11, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., and Edwards Angell Palmer & Dodge, LLP.

10.7	Employment Agreement Amendment No. 1 dated May 12, 2006 by and among vFinance, Inc. and Leonard Sokolow.

* Incorporated herein by reference to the exhibit of the same number to the Company’s Form 8-K filed on January 17, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

vFINANCE, INC.

Date: May 16, 2006	By:	/s/ Leonard J. Sokolow
Name: Leonard J. Sokolow
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit  Description

2.2
Amendment to Asset Purchase Agreement, dated May 11, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

2.3
Second Amendment to Asset Purchase Agreement, dated May 11, 2006, by and between vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., and Sterling Financial Group of Companies, Inc.

4.2	Amendment to Registration Rights Agreement, dated May 11, 2006, by and among vFinance, Inc., and Sterling Financial Group of Companies, Inc.

10.3
Amendment to Voting and Lockup Agreement, dated May 11, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., Charles Garcia Leonard Sokolow and Timothy Mahoney.

10.5	Amendment to Management Agreement, dated May 11, 2006, by and among vFinance Investments, Inc., Sterling Financial Investment Group, Inc. and Sterling Financial Group of Companies, Inc.

10.6
Stock Escrow Agreement dated Mat 11, 2006, by and among vFinance, Inc., vFinance Investments, Inc., Sterling Financial Investment Group, Inc., Sterling Financial Group of Companies, Inc., and Edwards Angell Palmer & Dodge, LLP.

10.7	Employment Agreement Amendment No. 1 dated May 12, 2006 by and among vFinance, Inc. and Leonard Sokolow.